Exhibit 10.9

MUTUAL GENERAL RELEASE

        To all whom these presents shall come or may concern, know that both Turbine Truck Engines, Inc. and Bradford Capital, Inc. (the “Releasors”), in consideration of the mutual general release of each party and other good and valuable consideration, received from each, the receipt and sufficiency of which is hereby acknowledged, each releases and discharges the other and all of their respective officers and directors, including, without limitation, Michael Rouse and Brad Simon, collectively as Releasees, together with each Releasees’ heirs, executors, administrators, successors and assigns, from all actions, claims for wages, compensation or employee benefits, and any and all other civil causes of actions and criminal actions, suits, debts, dues, sums of money, accountings, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which each Releasor’s partners, heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have against each Releasee for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release from any harm or damages sustained to each Releasor pursuant to the Non-Exclusive Contract of Engagement entered into by each on August 30, 2001.

        This Release may not be changed orally.

        IN WITNESS WHEREOF, each Releasor has set his hand and seal this 5th day of May, 2004.

Bradford Capital Inc. /s/ Brad Simon Brad Simon, President STATE OF FLORIDA } COUNTY OF Volusia }	Turbine Truck Engines, Inc. s/ Michael Rouse Michael Rouse, CEO

        On the 3rd day of May 2004 before me personally came Michael Rouse, CEO of Turbine Truck Engines, Inc., personally known to me or who provided identification in the form of _________________ and who, by me duly sworn, did depose and say that deponent signed deponent’s name by like order.

STATE OF FLORIDA } COUNTY OF Palm Beach}	/s/ Nancy G. Brown My Commission # DD 172687 Expires: December 19, 2006

        On the 5th day of May 2004 before me personally came Brad Simon, President of Bradford Capital, Inc., personally known to me or who provided identification in the form of US Passport and who, by me duly sworn, did depose and say that deponent signed deponent’s name by like order.

/s/ Patricia Coulson My Commission # CC 915215 Expires: October 16, 2004